AGREEMENT AND PLAN OF EXCHANGE

     This Agreement and Plan of Exchange ("Agreement") is entered into by and between Ives Health Company, Inc., an Oklahoma corporation ("Ives"),. and Maxxon, Inc., a Nevada corporation ("Maxxon").

     WHEREAS, Maxxon was formed to develop, test, improve, market and secure government approval for a new safety syringe and other health products and services; and

     WHEREAS, Ives is in the business of manufacturing and distributing preventive health care products, including homeopathic, holistic, nutritional, weight loss and other preventive natural medicines; and Mr. Ives is the principal shareholder, director, officer and employee of Ives; and

     WHEREAS, the parties desire to provide for the terms and conditions upon which Maxxon will issue its Common Stock to acquire all the issued and outstanding Capital Stock of Ives in a share exchange effected pursuant to Sections 92A.110, 92A.190 and other applicable provisions of the Nevada Revised Statutes ("Nevada Act") and 18 Oklahoma Statutes ss.1090.1 and other applicable provisions of the Oklahoma General Corporation Act ("Oklahoma Act"); and

     WHEREAS, for federal income tax purposes, it is intended that the Exchange qualify as a tax-free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended ("Code").

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I
                                  THE EXCHANGE

     1.01. The Exchange

     (a) Agreement to Exchange. Subject to the terms and conditions of this Agreement, at the Effective Time, as defined below, Maxxon shall issue in the aggregate 318,182 shares of Maxxon Common Stock, par value $.001 per share, in exchange for all the issued and outstanding Common Stock of Ives ("Ives Common Stock") and all options, warrants, rights and entitlements outstanding for the issuance of Ives Capital Stock ("Ives Stock Rights") to the persons and in the number of shares set forth in Exhibit A. hereto. The constituent corporations ("Constituent Corporations") to the Exchange are Ives and Maxxon.

     (b) Effective Time. The Exchange shall become effective ("Effective Time") at the time of filing of the Articles of Exchange substantially in the form attached as Exhibit

B ("Articles of Exchange") with the Secretary of State of the State of Nevada in accordance with applicable provisions of the Nevada Act.

     (c) Effect of the Exchange. At the Effective Time, Ives will become a wholly-owned subsidiary of Maxxon, and all shares of Ives Common Stock and all Ives Stock Rights shall be automatically converted into the right to receive shares of Common Stock of Maxxon in accordance with this Agreement. All rights of creditors of the Constituent Corporations and all liens upon property of either Constituent Corporation shall be preserved unimpaired and shall not be altered in any way by reason of the Exchange.

     1.02. Conversion of Stock. At the Effective Time, by virtue of the Exchange and without any action on the part of the holders thereof:

     (i) Each share of Common Stock of Ives which is issued and outstanding shall be converted automatically into 0.021212 shares of Common Stock of Maxxon (calculated by dividing 318,182 Maxxon shares by 15,000,000 Ives shares); and

     (ii) All issued and outstanding options, warrants or similar rights to purchase Common Stock of Ives at the Effective Time shall by reason of the Exchange and without action on the part of the holders thereof be automatically converted into options, warrants or similar rights to purchase 0.021212 shares of Common Stock of Maxxon upon the same terms and conditions as if such Ives Stock Rights had been issuable by Maxxon at the exchange rate set forth herein.

     (iii) Each share of Common Stock of Maxxon issued and outstanding at the Effective Time shall remain issued and outstanding, unaffected and unimpaired by the Exchange.

     1.03. Effect of Exchange

     At and after the Effective Time, the holder of each certificate of Common Stock of Ives outstanding immediately prior to Closing shall cease to have any rights as a stockholder of Ives. All dividends or other distributions with respect to Ives Common Stock prior to the Effective Time shall be payable without interest upon surrender of certificates representing Ives Common Stock.

     1.04. Certificate of Incorporation of Ives. Immediately following the occurrence of the Effective Time, the Certificate of Incorporation of Ives shall be its current Certificate of Incorporation until thereafter amended in accordance with applicable law.

     1.05. Bylaws of Ives. Immediately after the Effective Time, the Bylaws of Ives from and after the Effective Time shall be its current Bylaws, until amended in accordance with applicable law.

     1.06. Directors After Closing. Automatically upon the occurrence of the Effective Time, all the directors of Ives (except for M. Keith Ives) immediately prior to the Effective Time shall resign as the directors of Ives, and the directors of Maxxon immediately prior to the Effective Time shall become directors of Ives, until their respective successors are elected and duly qualified. In addition, Maxxon shall elect M. Keith Ives as a director of Maxxon at Closing and shall nominate him as a director of Maxxon during the three years following Closing so long as he remains an employee of Ives or Maxxon.

     1.07. Officers of the Surviving Corporation. The officers of Ives immediately prior to the Effective Time shall resign as the officers of Ives (except for M. Keith Ives), and the officers of Maxxon immediately prior to the Effective Time shall become the officers of Ives (except that M. Keith Ives shall remain President of Ives) until their respective successors are duly elected and qualified.

     1.08. Closing. The Closing of the Exchange shall take place at the offices of Maxxon at 8908 South Yale, Suite 409, Tulsa Oklahoma 74137 at 5:00 p.m. local time on the date on which the last condition set forth herein is fulfilled or waived or at such time and place as the parties agree ("Closing Date").

     1.09 Events Prior to Closing.

          Maxxon Loan. Maxxon agrees to loan to Ives $60,000 for the purpose of discharging certain indebtedness of Ives and to provide Ives certain working capital. Upon receipt thereof, Ives agrees to issue to Maxxon a convertible debenture of Ives in the form attached as Exhibit C. The use of proceeds of this $60,000 is as set forth in Exhibit D.

     1.10 Additional Financing for Ives. Maxxon agrees to use its good faith diligent efforts to arrange $2 million in long term financing to complement the business plan of Ives.

As a first installment of this additional funding, Maxxon agrees to advance to Ives not less than $200,000 on or before July 15, l997, subject to the consummation of the Closing on or before July 15, l997.

     1.11 The Health Club. The Health Club is a multi-level market distribution company which distributes products of Ives and others. The Health Club is owned by M. Keith Ives personally. Mr. Ives agrees to convey all his interest in The Health Club to Maxxon or to Ives at the discretion of Maxxon at the Closing in exchange for $10,000 and 35,000 shares of duly authorized, validly issued, fully paid shares of Maxxon Common Stock. At Closing, Mr. Ives will deliver to Maxxon a certicate containing such representations and warranties concerning The Health Club as Maxxon shall reasonably request. The parties agree that the revenues from gross sales and the profits from operations from The Health Club shall be attributable to Ives for calculating whether it has met 80% of the Ives projections contained in Exhibit F as provided for in Article VI below.

     1.12 Guarantee of Keith Ives Personally. Following the Closing, Ives will be a wholly-owned subsidiary of Maxxon. Consequently, the representations and warranties of Ives set forth in this Agreement will be of no effect following Closing. As the principal shareholder, director, officer and employee of Ives,
M. Keith Ives agrees to irrevocably and unconditionally guarantee personally all the representations, warranties, covenants, and agreements of Ives set forth herein for a period of 3 years following Closing.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

     2.01. General Representations and Warranties. Each party represents to the other that:

     (i) It is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and that it is not required to be qualified or licensed to do business as a foreign corporation in any jurisdictions other than Oklahoma; and

     (ii) The execution of this Agreement and the consummation of the Exchange and the other transactions contemplated hereby have been duly authorized by its Board of Directors and Shareholders, and no other corporate action on its part is necessary in order to execute, deliver, consummate and perform its obligations hereunder; and

     (iii) The execution, delivery, performance and consummation of the Exchange and the transactions contemplated hereby do not violate any obligation to which it is a party and will not create a default thereunder; and

     (iv) There are no suits, actions or proceedings pending or to its knowledge threatened which seek to enjoin the Exchange or the transactions contemplated by this Agreement or which, if adversely decided, would have a materially adverse effect on its business, results of operations, assets or prospects; and

     (v) No statement made by it herein or in the exhibits hereto or any document delivered by it or on its behalf pursuant to this Agreement contains an untrue statement of material fact or omits to state all material facts necessary to make the statements therein not misleading in any material respect; and

     (vi) It has incurred no finder=s, broker=s, investment banking, financial, advisory or other similar fee by reason of the Exchange or otherwise.

     2.02 Additional Representations by Ives. Ives and M. Keith Ives each represents to Maxxon that its authorized capital consists of 20,000,000 shares of Common Stock, par value $0.01 per share; that at the date hereof, 15,000,000 shares of its Common Stock are issued and outstanding; and no shares were held in its treasury. All issued and outstanding shares of Common Stock of Ives have been duly and validly issued and are fully paid and non-assessable shares and have not been issued in violation of any preemptive or other rights of any other person or any applicable laws. There are no outstanding options, warrants, commitments, calls or other rights or agreements requiring it to issue any shares of Ives Common Stock or securities convertible into shares of its Common Stock to anyone for any reason whatsoever.

     2.03. Additional Representations by Maxxon. Maxxon represents to the parties that its authorized capital consists of 25,000,000 shares of Common Stock, par value $.001 per share; at the date hereof, 8,353,000 shares of its Common Stock are issued and outstanding to Maxxon; and no shares were held in its treasury. All issued and outstanding shares have been validly issued and are fully paid and non-assessable and have not been issued in violation of any preemptive or other rights of any other person or applicable laws. There are no outstanding options, warrants, commitments, calls or other rights or agreements requiring it to issue any shares of Maxxon Common Stock or securities convertible into shares of its Common Stock to any person for any reason whatsoever, except for the 244,000 warrants exercisable at $2.00 per share.

                                   ARTICLE III
                          TRANSACTIONS PRIOR TO CLOSING

     3.01. Corporate Approvals. Prior to Closing, each of the parties shall submit this Agreement to its Board of Directors and Shareholders and obtain approval thereof. Copies of corporate actions taken shall be provided to each party.

     3.02. Access to Information. Each party agrees to permit upon reasonable notice the attorneys, accountants, and other representatIves of the other parties reasonable access during normal business hours to its properties and its books and records to make reasonable investigations with respect to its affairs, and to make its officers and employees available to answer questions and provide additional information as reasonably requested.

     3.03. Expenses. Each party agrees to bear its own expenses in connection with the negotiation and consummation of the Exchange and the transactions contemplated hereby.

     3.04. Covenants. Except as permitted in writing, each party agrees that it will:

     (i) Pending completion of the Exchange, conduct its business in accordance with its ordinary, usual and normal course of business, and consistent with its past practices and use its good faith efforts to preserve intact its business organization, key employees, good will and business relationships; and

     (ii) Use its good faith efforts to obtain all requisite licenses, permits, consents, approvals and authorizations necessary in order to consummate the Exchange; and

     (iii) Notify the other parties upon the occurrence of any event which would have a materially adverse effect upon the Exchange or the transactions contemplated hereby or upon the business, assets or results of operations; and

     (iv) Not enter into any material agreement not in the ordinary course of its business and not to modify its corporate structure or otherwise act outside the ordinary course of its business, except as necessary or advisable in order to consummate the Exchange and the transactions contemplated hereby.

                                   ARTICLE IV
                              CONDITIONS PRECEDENT

     The   obligation  of  the  parties  to  consummate  the  Exchange  and  the transactions contemplated hereby are subject to the following conditions which may be waived to the extent permitted by law:

     (i) Each party must obtain the approval of its Board of Directors and Shareholders in accordance with applicable law, and such approval shall not have been rescinded or restricted; and

     (ii) Each party shall obtain all  requisite  licenses,  permits,  consents,
authorizations   and  approvals  required  to  complete  the  Exchange  and  the transactions contemplated hereby; and

     (iii) There shall be no effective injunction, writ or preliminary restraining order or other order of a similar nature issued by any court or governmental agency having jurisdiction directing that the Exchange or the transactions contemplated hereby shall not be consummated; and

     (iv) The representations and warranties of the parties shall be true and correct in all material respects at the Effective Time; and

     (v) M. Keith Ives will enter into a 3 year Employment Agreement in the form attached Exhibit E; and

     (vi) Key employees of Ives as designed by Maxxon will enter into Employment Agreements in the form attached as Exhibit E; and

     (vii) Each Ives shareholder shall deliver to Maxxon its Ives Common Stock Certificate and a Maxxon Subscription Agreement satisfactory to Maxxon.

                                    ARTICLE V

                                  MISCELLANEOUS

     Neither party may assign this Agreement or any right or obligation of it hereunder without the prior written consent of the other parties hereto. No permitted assignment shall relieve a party of its obligations under this Agreement without the separate written consent of the other parties. This Agreement shall be binding upon and enure to the benefit of the parties and their respective permitted successors and assigns. Each party agrees that it will comply with all applicable laws, rules and regulations in the execution and performance of its obligations under this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma. This document constitutes a complete and entire agreement among the parties with reference to the subject matters set forth herein. No statement or agreement, oral or written, made prior to or at the execution hereof and no prior course of dealing or practice by either party shall vary or modify the terms set forth herein without the prior consent of the other parties hereto. This Agreement may be amended only by a written document signed by the parties. Notices or other communications required to be made in connection with this Agreement shall be delivered to the parties at the address set forth below or at such other address as may be changed from time to time by giving written notice to the other parties. This Agreement may be executed in multiple counterparts, each of which shall constitute one and a single Agreement.

                                   ARTICLE VI
                            AGREEMENT TO RETAIN Ives

     Maxxon  agrees that it will not,  without the prior  written  consent of M.
Keith Ives, sell, transfer or dispose of its ownership interest in Ives for a period of 3 years after the date hereof; provided Ives meets or exceeds 80% of its projections attached hereto as Exhibit F, assuming Maxxon makes available to Ives the $260,000 in interim financing in accordance with Paragraphs 1.09 and
1.10 above and additional financing of $1,740,000 within 18 months after the Closing. During the 18 months after Closing, the exact time of the additional $1,740,000 could effect the performance of Ives. In order for Ives to reasonably be able to meet its performance projections in Exhibit F, the parties anticipate that the infusion of the $1,740,000 in anticipated additional funding for Ives should be approximately as follows: $240,000 on or about September 15, 1997; an additional $500,000 on or about December 1, 1997; an additional $500,000 on or about June 1,1998; and $500,000 on or about December 1, 1998.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their authorized representatIves the ____ day of June, 1997.

                                Ives HEALTH COMPANY, INC.

                                By _______________________________
                                M. Keith Ives, President and CEO

                                Maxxon, INC.

                                By _______________________________
                                Gifford Mabie, Chairman, President and CEO

                                 ---------------------------------
                                 M. Keith Ives, Individually and as Guarantor

                                 ACKNOWLEDGMENTS

STATE OF OKLAHOMA )
                  )       ss

COUNTY OF TULSA   )

     On the ____ day of June, 1997 before the undersigned personally appeared M. Keith Ives, who acknowledged that he is President of Ives Health Company, Inc., and is authorized to execute the above instrument in his respective capacity and for the purposes contained herein and that the above instrument is true and correct for all purposes.

     In Witness Whereof, I set my hand and official seal.

                                               -------------------------------
                         Notary Public in and for Tulsa
                                               County, Oklahoma

[seal]

My commission expires:

---------------------


STATE OF OKLAHOMA )
                  )       ss

COUNTY OF TULSA   )

     On the ____ day of June, 1997 before the undersigned personally appeared Gifford Mabie, who acknowledged to me that he is Chairman, President and CEO of Maxxon, Inc., and is authorized to execute the above instrument in his respective capacity and for the purposes contained herein and that the above instrument is true and correct for all purposes.

     In witness, I set my hand and official seal.

                                               -------------------------------
                                               Notary Public in and for Tulsa
                                               County, Oklahoma

[seal]
My commission expires:

----------------------

----------------

                                LIST OF EXHIBITS

                                       TO

                         AGREEMENT AND PLAN OF EXCHANGE

                                     BETWEEN
                   Ives HEALTH COMPANY, INC. AND Maxxon, INC.

Exhibit A         List of Ives Shareholders

Exhibit B         Articles of Exchange

Exhibit C         Ives $60,000 Convertible Debenture

Exhibit D         Use of $60,000 Proceeds

Exhibit E         Ives Employment Agreements

Exhibit F         Ives Projected Performance

                                    EXHIBIT A

                                       TO

                         AGREEMENT AND PLAN OF EXCHANGE

                                     BETWEEN
                   Ives HEALTH COMPANY, INC. AND Maxxon, INC.

                            List of Ives Shareholders

                                    EXHIBIT B

                                       TO

                         AGREEMENT AND PLAN OF EXCHANGE

                                     BETWEEN
                   Ives HEALTH COMPANY, INC. AND Maxxon, INC.

                              Articles of Exchange

                                    EXHIBIT C

                                       TO

                         AGREEMENT AND PLAN OF EXCHANGE

                                     BETWEEN
                   Ives HEALTH COMPANY, INC. AND Maxxon, INC.

                       Ives' $60,000 Convertible Debenture

                                    EXHIBIT E

                                       TO

                         AGREEMENT AND PLAN OF EXCHANGE

                                     BETWEEN
                   Ives HEALTH COMPANY, INC. AND Maxxon, INC.

                           Ives Employment Agreements

                                    EXHIBIT D

                                       TO

                         AGREEMENT AND PLAN OF EXCHANGE

                                     BETWEEN
                   Ives HEALTH COMPANY, INC. AND Maxxon, INC.

                             Use of $60,000 Proceeds

                                    EXHIBIT F

                                       TO

                         AGREEMENT AND PLAN OF EXCHANGE

                                     BETWEEN
                   Ives HEALTH COMPANY, INC. AND Maxxon, INC.

                           Ives' Projected Performance

                                 AMENDMENT NO. 1
                                 TO THAT CERTAIN

                         AGREEMENT AND PLAN OF EXCHANGE
                                 BY AND BETWEEN

                            IVES HEALTH COMPANY, INC.

                                       AND
                                  MAXXON, INC.

     This Amendment No. 1 ("Amendment") to that certain Agreement and Plan of Exchange ("Agreement") by and between Ives Health Company, Inc. ("Ives") and Maxxon, Inc. ("Maxxon") is entered into this 18th day of August, 1997. All defined terms in the Agreement have the same meaning in this Amendment unless otherwise set forth herein.

     1. Amendment to Agreement. The parties agree that the Agreement is amended so that the exhibits to the Agreement are deleted and the exhibits attached hereto are substituted therefor.

     2. Ives Performance Criteria. The parties agree that the performance criteria set forth in the exhibits to the Agreement for Ives begin to apply January 1, 1998 subject to receipt by Ives of the $240,000 payment, the $145,000 note payment, and the $500,000 payment and the $10,000 payment to Keith Ives personally; and agree that so long as Ives achieves at least 75% of the stated criteria, Ives shall remain President of Ives, unless his employment is terminated for cause under his employment agreement.

     3. Number of Shares. The parties agree that every reference to "318,182" in the Agreement and in all exhibits thereto is changed to "621,600."

     4. Gender of Pronouns. All masculine and feminine pronouns used in the Agreement and in all exhibits thereto are intended to include all genders.

     5. Agreement Remains Unchanged Except as Specifically Amended. Except as specifically amended hereby, the Agreement remains in full force and effect.

In witness whereof, the parties have executed this Agreement with full authority.

IVES HEALTH COMPANY, INC.                   MAXXON, INC.

By__________________________                By__________________________________
M. Keith Ives, President                    Gifford Mabie, Chairman and CEO